Exhibit 10.1

INDEMNIFICATION AGREEMENT

                This Indemnification Agreement (this "Agreement") is made as of the _____ day of ___________, 200__, by and between Moog Inc., a New York corporation (the "Corporation") and ______________ ("Indemnitee"), a director, officer or key employee of the Corporation.

WITNESSETH:

                WHEREAS, it is essential to the Corporation to retain and attract directors, officers and key employees who are the most capable persons available;

                WHEREAS, the Indemnitee is serving or has agreed to serve as a director, officer or key employee of the Corporation and in such capacity will render valuable services to the Corporation;

                WHEREAS, the substantial increase in corporate litigation subjects directors, officers and key employees to expensive litigation risks at the same time that the availability of directors' and officers' liability insurance and fiduciary insurance has been severely limited;

                WHEREAS, it is now, and has always been, the express policy of the Corporation to indemnify its directors, officers and key employees so as to provide them with the maximum possible protection permitted by law;

                WHEREAS, the Corporation approved an Indemnity Agreement in 1987 (the "1987 Agreement") and thereafter extended the benefits of the 1987 Indemnity Agreement to a number of officers and directors of the Corporation; and

                WHEREAS, Indemnitee may not be willing to continue to serve as a director, officer or key employee without adequate protection, and the Corporation desires Indemnitee to continue to serve in such capacity.

                NOW, THEREFORE, in consideration of the Indemnitee's continued service as a director, officer or key employee of the Corporation, the Corporation and Indemnitee do hereby agree as follows:

        1.     Agreement to Serve. Indemnitee agrees to continue to serve as a director, officer or key employee of the Corporation for so long as he or she is duly elected or appointed or until such time as he or she tenders his or her resignation in writing. This provision is not a guarantee of employment.

        2.     Definitions. As used in this Agreement:

                (a)     The term "Proceeding" shall include any threatened, pending, or completed action, suit, or proceeding, whether brought by or in the right of the Corporation or one of its subsidiaries or otherwise, and whether of a civil, criminal, administrative, or investigative nature, in which Indemnitee is or was a party or is threatened to be made a party by reason of the fact that Indemnitee is or was a director, officer or employee of the Corporation (or any subsidiary of the Corporation), or is or was serving at the request of the Corporation as a director, officer, employee, member, manager, trustee, agent, or fiduciary of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise.

                (b)     The term "Expenses" shall include, without limitation, expenses of investigation, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, attorneys' fees and disbursements, experts' fees and disbursements and any expenses of establishing a right to indemnification under Paragraph 7 of this Agreement.

                (c)     References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, agent, or fiduciary with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Agreement.

        3.     Indemnity in Third-Party Proceedings. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Paragraph 3, against all Expenses, judgments, fines, and penalties actually and reasonably incurred by Indemnitee in connection with the defense or settlement of any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) if Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any such Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, that Indemnitee did not have reasonable cause to believe that his or her conduct was unlawful.

        4.     Indemnity in Proceedings By or In the Right of the Corporation. The Corporation shall indemnify Indemnitee, in accordance with the provisions of this Paragraph 4, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of any Proceeding by or in the right of the Corporation to procure a judgment in its favor, including the amount of the judgment or settlement, if Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification for Expenses shall be made under this Paragraph 4 in respect of any claim, issue, or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such Proceeding was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for the Expenses and the amount of the judgment or settlement which the court shall deem proper.

        5.     Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, in defense of any Proceeding, or in defense of any claim, issue, or matter therein, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith to the fullest extent permitted by New York Law.

        6.     Advances of Expenses. At the written request of Indemnitee, the Expenses actually and reasonably incurred by Indemnitee in any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding and within 30 days after request therefor. Indemnitee will repay any such Expenses that are advanced under this Paragraph 6 if it is ultimately determined, in a final, non-appealable judgment rendered by the court of last resort (or by a lower court if not timely appealed), that Indemnitee is not entitled to be indemnified against such Expenses. This undertaking by Indemnitee is an unlimited general undertaking but no security for such undertaking will be required. If the Corporation makes an advance of expenses pursuant to this Paragraph 6, the Corporation shall be subrogated to every right of recovery Indemnitee may have against any insurance carrier from whom the Corporation has purchased insurance for such purpose.

        7.     Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application.

                (a)     Subject to Paragraph 8 of this Agreement, Indemnitee will be presumed to be entitled to indemnification under this Agreement. The burden of proving that indemnification or advances of Expenses are not appropriate shall be on the Corporation.

                (b)     Any indemnification under Paragraphs 3 and 4 (other than the advancement of Expenses) shall be paid by the Corporation no later than 30 days after receipt of the written request of Indemnitee, unless a determination is made within said 30-day period by (i) the Board of Directors by a majority vote of directors who are not and were not parties to the Proceeding in respect of which indemnification is being sought ("Disinterested Directors"), (ii) a committee of the Board of Directors comprised of Disinterested Directors or (iii) independent legal counsel in a written opinion (which counsel shall be appointed by a vote of the Disinterested Directors), that Indemnitee has not met the relevant standards for indemnification set forth in Paragraphs 3 and 4. If requested by the Indemnitee in writing, any such determination shall be made by independent legal counsel not previously employed by the Corporation or any Affiliate thereof ("Affiliate" having the meaning defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended).

                (c)     Indemnitee will be entitled to a hearing before the Board of Directors of Corporation or the Disinterested Directors and/or any other person or persons making a determination and evaluation under Paragraph 7(b). Indemnitee will be entitled to be represented by counsel at such hearing. The cost of any determination and evaluation under Paragraph 7(b) (including attorneys' fees and other expenses incurred by Indemnitee in preparing for and attending the hearing contemplated by Paragraph 7 and otherwise in connection with the determination and evaluation under Paragraph 7) will be borne by the Corporation.

                (d)     The right to indemnification or advancement of Expenses as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that Indemnitee has met the applicable standard of conduct nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that Indemnitee has not met such standard shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee's Expenses actually and reasonably incurred in connection with successfully establishing his or her right to indemnification or advances, in whole or in part, shall also be indemnified by the Corporation.

                (e)     With respect to any Proceeding for which indemnification is requested, the Corporation will be entitled to participate therein at its own expense and, except as otherwise provided below, the Corporation may assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense of a Proceeding, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than as provided below. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Indemnitee shall have the right to employ counsel in any Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense of the Proceeding shall be at the expense of Indemnitee, unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of a Proceeding, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of a Proceeding, in each of which cases the fees and expenses of Indemnitee 's counsel shall be advanced by the Corporation. Notwithstanding the foregoing, the Corporation shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Corporation.

                (f)     The Corporation shall pay to Indemnitee, at the time payments are made to Indemnitee for Expenses, judgments, fines or penalties pursuant to this Agreement, an additional payment (the "Gross Up Amount") such that after payment of all taxes, if any, on payments so made, including the amount of the Gross Up Amount, Indemnitee retains an amount equal to the amount to be received.

        8.     Limitation on Indemnification. No payment pursuant to this Agreement shall be made by the Corporation:

                (a)     to indemnify or advance funds to Indemnitee for Expenses with respect to Proceedings initiated or brought or joined in voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification or advancement of Expenses under this Agreement or as otherwise required by New York law, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate;

                (b)     to indemnify Indemnitee for any Expenses, judgments, fines or penalties sustained in any Proceeding for which payment is actually made to Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

                (c)     to indemnify Indemnitee for any Expenses, judgments, fines or penalties sustained in any Proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of § 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state, or local statutory law; or

                (d)     if a court of competent jurisdiction finally determines that such payment hereunder is unlawful.

        9.     Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which indemnitee may be entitled under the Certificate of Incorporation or the By-Laws of the Corporation, any agreement, any vote of stockholders or disinterested Directors, the Business Corporation Law of the State of New York, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. To the extent the provisions of this Agreement conflict with the provisions regarding indemnification and advancement of Expenses in the By-Laws of the Corporation, this Agreement will control. The indemnification provided by this Agreement shall continue as to Indemnitee even though he or she may have ceased to be a director, officer or key employee and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

        10.     Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of the Expenses, judgments, fines or penalties actually and reasonably incurred by him or her in any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or penalties to which Indemnitee is entitled.

        11.     Indemnification of Indemnitee's Estate. Notwithstanding any other provision of this Agreement, and regardless whether indemnification of the Indemnitee would be permitted and/or required under this Agreement, if the Indemnitee is deceased, the Corporation shall indemnify and hold harmless the Indemnitee's estate, spouse, heirs, administrators, personal representatives and executors (collectively the "Indemnitee's Estate") against, and the Corporation shall assume, any and all claims, damages, Expenses, penalties, judgments and fines actually incurred by the Indemnitee or the Indemnitee's Estate in connection with the investigation, defense, settlement or appeal of any Proceeding. Indemnification of the Indemnitee's Estate pursuant to this Section 11 shall be mandatory and not require any determination or finding that the Indemnitee's conduct satisfied a particular standard of conduct.

        12.     Spousal Indemnification. The indemnifications, benefits and obligations of this Agreement shall extend to the spouse of an Indemnitee in the event that the spouse is made a party to a Proceeding or collection, execution or enforcement efforts arising from a Proceeding.

        13.     Limitation of Actions and Release of Claims. No proceeding shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any subsidiary against the Indemnitee, his or her spouse, heirs, estate, executors or administrators after the expiration of one year from the act or omission of the Indemnitee upon which such proceeding is based; however, in a case where the Indemnitee fraudulently conceals the facts underlying such cause of action, no proceeding shall be brought and no cause of action shall be asserted after the expiration of one year from the earlier of (i) the date the Corporation or any subsidiary of the Corporation discovers such facts, or (ii) the date the Corporation or any subsidiary of the Corporation could have discovered such facts by the exercise of reasonable diligence. Any claim or cause of action of the Corporation or any subsidiary of the Corporation, including claims predicated upon the act or omission of the Indemnitee, shall be extinguished and deemed released unless asserted by filing of a legal action within such period. This section shall not apply to any cause of action which has accrued on the date hereof and of which the indemnitee is aware on the date hereof, but as to which the Corporation has no actual knowledge apart from the Indemnitee's knowledge.

        14.     Maintenance of Liability Insurance.

                (a)     The Corporation hereby covenants and agrees that, as long as Indemnitee continues to serve as a director, officer or key employee of the Corporation and thereafter as long as Indemnitee may be subject to any Proceeding, the Corporation, subject to subsection (c) below, shall maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.

                (b)     In all D&O Insurance policies, Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation's directors and officers.

                (c)     Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain D&O Insurance if the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is so limited by exclusions that it provides an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a subsidiary of the Corporation.

        15.     Savings Clause. If this Agreement or any portion hereof is invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee to the extent permitted by any applicable portion of this Agreement that has not been invalidated or by any other applicable law.

        16.     Notice. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any Proceeding for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to Moog Inc., Jamison Road, East Aurora, New York 14052, Attention: Corporate Secretary (or such other address as the Corporation shall designate in writing to Indemnitee). Notice shall be deemed received three days after the date postmarked if sent by prepaid mail, properly addressed. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

        17.     Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be deemed to constitute one and the same instrument.

        18.     Applicable Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York

        19.     Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.

        20.     Amendments. No amendment, waiver, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto. The indemnification rights afforded to Indemnitee hereby are contract rights and may not be diminished, eliminated, or otherwise affected by amendments to the Certificate of Incorporation or Bylaws of the Corporation or by other agreements.

        21.     Cessation of Employment. The benefits of this Agreement shall extend to and include officers, directors and key employees of the Corporation who retire or cease their employment with the Corporation.

        22.     Prior Agreements. This Agreement replaces and supersedes all prior agreements including, without limitation, the 1987 Indemnity Agreement for such of the Indemnitees who were parties to that Agreement.

        23.     Cooperation and Interest. The Corporation shall cooperate in good faith with the Indemnitee and use its best efforts to ensure that the Indemnitee is indemnified and/or reimbursed for liabilities described in this Agreement to the fullest extent permitted by law.

        24.     Effective Date. The provisions of this Agreement shall cover claims, actions, suits and proceedings, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

Attest:	Moog Inc.
By:
Secretary	Name: Title:

Indemnitee

Schedule of Indemnitees

Robert Brady

Richard Aubrecht

Robert Maskrey

Robert Banta

Joe Green

Philip Hubbell

Stephen Huckvale

Martin Berardi

Warren Johnson

Jay Hennig

Lawrence Ball

Donald Fishback

Timothy Balkin

Maureen Athoe

Eric Burghardt

Gary Parks

Jeffrey Flippin

Raymond Boushie

James Gray

John Hendrick

Kraig Kayser

Brian Lipke

Albert Myers